Exhibit 99.1

CONTACT:
InvestorRelations@getcosi.com

Così, Inc. Reports Fiscal 2015 Fourth Quarter and Year-End Results
To Host Conference Call & Webcast on March 24th at 5:00 PM ET

BOSTON--(BUSINESS WIRE) - Cosi, Inc. (NASDAQ:COSI), today reported 2015 fourth quarter and year-end results for the period ended December 28, 2015. For the 2015 fourth quarter the Company reported a net loss of ($3.6) million, or ($0.08) per diluted share, compared to ($4.5) million, or ($0.18) per diluted share, in the 2014 fourth quarter. For fiscal 2015, the Company reported a net loss of ($15.7) million, or ($0.36) per diluted share, compared to ($16.7) million, or ($0.82) per diluted share, in fiscal year 2014.

2015 Fourth Quarter Financial Metrics and Highlights:

•	Total revenues for the 2015 fourth quarter of $24.0 million increased $4.5 million, or 23.1%, when compared to the 2014 fourth quarter.
•
Company-owned net restaurant sales for the 2015 fourth quarter of $23.6 million increased $4.9 million, or 26.5%, when compared to the 2014 fourth quarter. This increase was the result of incremental net sales of $4.4 million from the 13 Hearthstone restaurants added to the Company-owned portfolio in the 2015 second quarter, $0.1 million from the comparable restaurant base, and $1.0 million from the non-comparable restaurant base, offset by net sales decreases from closed restaurants of $0.6 million.

•
System-wide comparable net restaurant sales, as measured for restaurants in operation for more than 15 consecutive months as Company-owned or franchised restaurants, recorded an aggregate increase of 0.7% when compared to the 2014 fourth quarter. The Hearthstone restaurants recorded an aggregate increase in comparable restaurant sales of 3.8% when compared to the 2014 fourth quarter. Although the Hearthstone restaurants do not meet the reported comparable restaurant criteria, the Company began disclosing their comparable net restaurant sales in October 2015. The breakdown in estimated comparable net restaurant sales for Company-owned, franchised restaurants, and Hearthstone restaurants is as follows:

2015 Fourth Quarter Comparable Net Restaurant Sales
Reported Company-owned results	0.4%
Reported Franchised results	1.4%
Reported System-wide results	0.7%
Disclosed Hearthstone results	3.8%

•
Franchise fees and royalty revenues for the 2015 fourth quarter of $0.5 million decreased $0.4 million, or 45.3%, when compared to the 2014 fourth quarter. This variance was mostly the result of the Hearthstone merger in the 2015 second quarter.

Fiscal 2015 Financial Metrics and Highlights:
•	Total revenues for the fiscal year 2015 of $89.9 million increased $12.1 million, or 15.6%, when compared to fiscal year 2014.
•
Company-owned net restaurant sales for fiscal year 2015 of $87.9 million increased $13.0 million, or 17.3%, when compared to fiscal year 2014. This increase was the result of incremental net sales of $13.4 million from the 13 Hearthstone restaurants added to the Company-owned portfolio in the 2015 second quarter, $1.0 million from the comparable restaurant base, and $3.5 million from the non-comparable restaurant base, offset by net sales decreases from closed restaurants of $5.0 million.

•
System-wide comparable net restaurant sales for fiscal year 2015, as measured for restaurants in operation for more than 15 consecutive months as Company-owned or franchised, recorded an aggregate increase of 0.3% compared to fiscal year 2014. The Hearthstone restaurants do not meet the reported comparable restaurant criteria. However, the Company began disclosing their comparable net restaurant sales results separately in October 2015. As a result their comparable net restaurant sales are not disclosed for the 52 week period ended December 28, 2015. The breakdown in estimated comparable net restaurant sales for Company-owned and franchised restaurants is as follows:

Fiscal 2015 Comparable Net Restaurants Sales
Reported Company-owned results	1.6%
Reported Franchised results	-1.9%
Reported System-wide results	0.3%
•	Franchise fees and royalty revenues for fiscal 2015 of $2.0 million decreased ($0.8) million, or (1.4%) of total revenues, when compared to fiscal 2014.
•	Company-owned restaurant cash flow for fiscal 2015 of ($0.6) million improved by $2.5 million, or 2% of sales, when compared to fiscal 2014.
•
General & administrative expenses for fiscal 2015 of $12.0 million decreased $0.5 million, or 2.6% of total revenues, when compared to fiscal 2014 as a result of savings related to the relocation of the corporate support center from Chicago, Illinois, to a smaller location in Boston, Massachusetts, combined with overhead savings in the second half of fiscal 2015, offset by costs associated with leadership turnover and non-recurring costs associated with the merger of Hearthstone Associates in the first half of 2015, as well as the non-cash expenses related to stock-compensation and bad-debt reserves.

•	The Company recorded asset impairments of $1.3 million in fiscal 2015, or 1.5% of total revenues, as a result of exiting and/or considering exiting unprofitable Company-owned restaurants.
•	The Company reported a cash and cash equivalents balance of $5.2 million as of December 28, 2015.

Fiscal 2015 Restaurant Counts:
•
There were 79 Company-owned, and 31 franchised restaurants, operating in 15 states, the District of Columbia, Costa Rica, and the United Arab Emirates in fiscal 2015, versus 64 and 47 respectively in fiscal 2014. The change in restaurant counts is described below:

	Company-owned	Franchised	Total
Fiscal 2014 Year-End Count	64	47	111
Opened during Fiscal 2015		5	5
Closed during Fiscal 2015	(2)	(4)	(6)
Converted to Company-Owned	17	(17)	0
Fiscal 2015 Year-End Count	79	31	110

Future Outlook:
The Company previously reported that it expects to deliver positive adjusted EBITDA in mid-2016 and lay the foundation required to grow in 2017. RJ Dourney, the Company's President & CEO, stated "We set out to reduce cash burn in the fourth quarter and not only were we able to accomplish that, but we also continue to see further reductions in 2016.”

“We stabilized sales in the fourth quarter and expect to meet our conservative sales estimates for 2016. We also reached an inflection point in the fourth quarter and are moving the legacy portfolio of restaurants towards profitability, a trend that we continue to see in 2016,” Dourney went on to say.

Dourney then addressed the Company’s objective in 2016, stating, “We are building a stable foundation in 2016 in order to grow the franchise system in 2017. I am excited about the recent developments in our existing franchised territories, and encouraged by the conversations we are having with a number of potential new partners.”

Cosi, Inc.
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

	December 28, 2015	December 29, 2014
Assets
Current assets:
Cash and cash equivalents	$5,152	$21,053
Credit card receivable	343	507
Accounts receivable, net of allowances of $223 and $118, respectively	899	581
Inventories	1,051	825
Prepaid expenses and other current assets	1,335	1,279
Total current assets	8,780	24,245

Furniture and fixtures, equipment and leasehold improvements, net	11,892	7,308
Notes receivable, net of allowances of $1,001 and $450, respectively	-	551
Intangible assets, net	2,642	-
Goodwill	11,632	-
Restricted cash	5,002	-
Other assets	1,313	1,327
Total assets	$41,261	$33,431

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,564	$1,519
Accrued expenses	6,920	9,336
Deferred franchise revenue	-	18
Current portion of other long-term liabilities	105	177
Current portion of long-term debt	473	-
Total current liabilities	9,062	11,050

Deferred franchise revenue	1,726	1,724
Other long-term liabilities, net of current portion	1,625	1,663
Long-term debt, net	10,669	6,623
Deferred income tax	327	-
Total liabilities	23,409	21,060

Commitments and Contingencies

Stockholders' equity:
Common stock - $.01 par value; 100,000,000 shares authorized,
47,972,150 and 38,410,196 shares issued, respectively	479	383
Additional paid-in capital	344,296	323,256
Treasury stock, 59,886 shares at cost	(1,198)	(1,198)
Accumulated deficit	(325,725)	(310,070)
Total stockholders' equity	17,852	12,371
Total liabilities and stockholders' equity	$41,261	$33,431

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc
Consolidated Statements of Operations and Comprehensive Loss
(dollars in thousands, except per share data)

	December 28, 2015	December 29, 2014

Revenues:
Restaurant net sales	$87,867	$74,905
Franchise fees and royalties	2,023	2,853
Total revenues	89,890	77,758

Costs and expenses:
Cost of food and beverage	23,489	20,078
Restaurant labor and related benefits	33,168	29,046
Occupancy and other restaurant operating expenses	31,815	27,720
	88,472	76,844
General and administrative expenses	11,972	12,359
Depreciation and amortization	3,200	2,394
Restaurant pre-opening expenses	6	15
Provision for losses on asset impairments
and disposals	1,344	346
Closed store costs	126	172
Lease termination costs	286	1,468
Gain on sale of fixed assets	-	(50)
Total costs and expenses	105,406	93,548
Operating loss	(15,516)	(15,790)
Other income (expense):
Interest expense	(1,029)	(471)
Debt issuance and debt discount amortization	(658)	(446)
Other income	40	82
Total other expense	(1,647)	(835)
Net loss before income taxes	(17,163)	(16,625)
Benefit from income tax	1,508	-
Net loss and comprehensive loss	$(15,655)	$(16,625)

Per Share Data:
Loss per share, basic and diluted	$(0.36)	$(0.82)

Weighted average common shares outstanding	44,094,340	20,271,585

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	December 28, 2015	December 29, 2014

Cash flows from operating activities:
Net loss	$(15,655)	$(16,625)
Adjustments to reconcile net loss to net cash used in
operating activities
Depreciation and amortization	3,200	2,394
Amortization of debt issuance and debt discount costs	658	446
Gain on sale of assets	-	(50)
Asset impairments and disposals	1,344	374
Deferred income tax	(1,508)	-
Provision for bad debts	167	226
Provision for uncollectible notes receivable	551	-
Provision for lease termination reserve	286	(249)
Stock-based compensation expense	1,207	509
Interest expense paid in kind	-	470
Changes in operating assets and liabilities, net of effect of acquisitions
Credit cards receivable	163	(100)
Accounts receivable	(137)	(213)
Inventories	(84)	(46)
Prepaid expenses and other current assets	170	69
Other assets	33	101
Accounts payable and accrued expenses	(4,302)	(888)
Deferred franchise revenue	(10)	206
Other liabilities	(402)	(671)
Net cash used in operating activities	(14,319)	(14,047)

Cash flows from investing activities:
Capital expenditures	(4,769)	(1,880)
Proceeds from sale of assets	-	72
Cash paid for purchases of stores	(250)	-
Net cash used in investing activities	(5,019)	(1,808)

Cash flows from financing activities:
Net proceeds from issuance of private placement	15,264	-
Restricted cash	(5,002)	-
Principal payments on long-term debt	(6,825)	-
Proceeds from issuance of long-term debt	-	7,500
Proceeds from issuance of common stock	-	24,473
Proceeds from the issuance of warrants	-	11
Issuance of long-term debt and stock warrants	-	(690)
Net cash provided by financing activities	3,437	31,294

Net (decrease)/ increase in cash and cash equivalents	(15,901)	15,439
Cash and cash equivalents, beginning of year	21,053	5,614
Cash and cash equivalents, end of year	$5,152	$21,053

Supplemental disclosures of cash flow information:
Cash paid for:
Corporate franchise and income taxes	$376	$376
Interest	$970	$-

Non-cash Financing activities:
Issuance of common stock for acquisition (Note 1)	$4,665	$-
Issuance of stock warrants	$-	$1,571

The accompanying notes are an integral part of these consolidated financial statements.

Teleconference and Webcast Information
As previously announced, the Company expects to host an investor teleconference and webcast at 5:00 p.m. Eastern Time on March 24, 2016, to discuss the Company's results for the 2015 fiscal year end results.  The webcast will be broadcast live and available for replay for a limited time thereafter at:

Audio
Dial-In Number:  877 516 3513
Secondary (International) Dial-In Number:  281 973 6108
Participant Code: 63339310
Note:  Participants should dial in a few minutes prior to the start time

Webcast
Website link:  http://ir.getcosi.com
Note:  Live, then archived for one year

Replay
Dial-In Number: 855 859 2056
Secondary Dial-In Number:  404 537 3406
Participant Code: 63339310
Note:  Available from March 24, 2016 (at 8:00 p.m. ET) until March 31, 2016 (11:59 PM ET)

About Così, Inc.
Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 76 Company-owned and 31 franchise restaurants operating in fifteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Miguel Rossy-Donovan
Chief Financial Officer
(857) 415-5020